                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-39161 and No. 33-48128) and Form S-8 (No. 33-51817, No. 33-43918, No. 2-74004, No. 33-
51821 and No. 33-36339) of E. I. du Pont de Nemours and Company of our report dated February 17, 1994 appearing on page 36 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 19 of this Form 10-K.

Price Waterhouse

Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
March 18, 1994